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                                                                      Exhibit 24
                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

      WHEREAS, AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation (hereinafter referred to as the "Corporation"), proposes to file shortly with the Securities and Exchange Commission (the "SEC"), under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 in connection with the Corporation's 1993 Long-Term Stock Incentive Plan; and

      WHEREAS, each of the undersigned is an officer or director, or both, of the Corporation, as indicated below under his name;

      NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Lydell L. Christensen, Margaret G. Gill, Sam Ginn, Mohan S. Gyani, and Arun Sarin, and each of them, his/her attorneys for him/her in his stead, in each of his/her offices and capacities as an officer, director, or both, of the Corporation, to sign and to file with the SEC such Registration Statements on Form S-8, and any and all amendments, modifications, or supplements thereto, and any exhibits thereto, and grants to each of said attorneys full power and authority to sign and file any and all other documents and to perform and do all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, and hereby ratifies and confirms all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof in connection with the registration of the aforesaid common stock.

      IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 16th day of November, 1995.

DIRECTORS

By: /s/ Sam Ginn                               By: /s/ Carol A. Bartz
    Chairman of the Board                          Director
     Chief Executive Officer and Director

By: /s/ C. Lee Cox                             By: /s/ Paul Hazen
    Vice Chairman of the Board                     Director

By: /s/ Donald G. Fisher                       By: /s/ Arthur Rock
    Director                                       Director

By: /s/ James R. Harvey                        By: /s/ George P. Shultz
    Director                                       Director


By: /s/ Arun Sarin                             By: /s/ Charles S. Schwab
    Vice Chairman of the Board                     Director

OFFICERS

By: /S/ Mohan S. Gyani
    Executive Vice President
     Chief Financial Officer